RESTRICTED STOCK AWARD AGREEMENT
UNDER THE EAGLE BULK SHIPPING INC.
2016 EQUITY INCENTIVE PLAN
This Restricted Stock Award Agreement (the “Restricted Stock Award Agreement”) effective as of September 3, 2021 (the “Date of Grant”), is made by and between Eagle Bulk Shipping Inc., a Republic of the Marshall Islands company (the “Company”), and Gary Vogel (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.
1.Grant of Restricted Stock. The Company hereby grants to the Participant 35,748 shares of restricted Common Stock (the “Restricted Stock”), subject to all of the terms and conditions of this Restricted Stock Award Agreement and the Plan.
2.Time-Vesting Restricted Stock. Subject to Section 5, 8,937 shares of the Restricted Stock (the “Time-Vested Restricted Shares”) shall vest, and have the forfeiture restrictions applicable thereto lapse, in three (3) substantially equal installments on each of the first three (3) anniversaries of the Date of Grant (each, a “Time Vesting Date”), subject to the Participant’s continued employment with the Company or any of its Affiliates on each Time Vesting Date; provided, however, that in the event that the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, as defined below (a “Qualifying Termination”) prior to a Time Vesting Date, then, notwithstanding anything herein to the contrary, the Participant shall become vested in the number of Time-Vested Restricted Shares that would otherwise have become vested on the next applicable Time Vesting Date, if any, following such Qualifying Termination.
For purposes of this Restricted Stock Award Agreement, “Good Reason” shall have the meaning set forth in the Employment Agreement by and among the Company, Eagle Shipping International (USA) LLC and the Participant, dated July 6, 2015, as may be amended from time to time.
3.Performance-Vesting Restricted Stock.
(a)Subject to Section 5, a maximum of 17,874 shares of the Restricted Stock (the “EPS Performance-Vested Restricted Shares”) shall vest and have the forfeiture restrictions applicable thereto lapse, in three (3) substantially equal installments with the first installment vesting on the later of certification by the Administrator of the EPS Performance (as defined below) and the first anniversary of the Date of Grant, and the second and third installments vesting on each of the second and third anniversaries of the Date of Grant (each, an “EPS Vesting Date”), subject to the Participant’s continued employment with the Company or any of its Affiliates on each EPS Vesting Date; provided that the actual number of EPS Performance-Vested Restricted Shares that may become vested under the foregoing schedule shall be equal the product, rounded down to the nearest whole number, of (i) the maximum number of EPS Performance-Vested Restricted Shares multiplied by (ii) the EPS Percentage determined as follows:
(b)
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Performance Level	EPS Performance	EPS Percentage[1]
Threshold	-$4.50	10%
Target	-$0.58	50%
Maximum	$8.37 or greater	100%

For purposes of this Section 3(a), “EPS Performance” means the Company’s basic earnings per share (basic net (loss)/income per share) as reported in the Company’s audited consolidated financial statements for fiscal year 2021 (the “EPS Performance Period”).
Notwithstanding anything herein to the contrary, if prior to the first EPS Vesting Date the Participant’s employment with the Company is terminated in a Qualifying Termination or there occurs a Change in Control, then:
(i)In the case of a Qualifying Termination, the Participant shall become vested on the first EPS Vesting Date in the number of EPS Performance-Vested Restricted Shares that otherwise would thereon become vested based on actual EPS Performance through the end of the EPS Performance Period; or
(ii)In the case of a Change in Control (prior to the first EPS Vesting Date), the Participant shall be eligible to continue to vest upon the Change in Control in EPS Performance-Vested Restricted Shares that would be eligible to vest based on actual EPS Performance as of the date of the Change in Control, if determinable; provided that if actual EPS Performance as of the date of the Change in Control is not determinable, the Participant shall be eligible to vest in the number of EPS Performance-Vested Restricted Shares that otherwise would have been earned assuming Target Performance Level was achieved. Earned EPS Performance-Vested Restricted Shares would continue to vest per their normal vesting schedule (i.e., the anniversary of grant date).
If the Participant’s employment with the Company is terminated in a Qualifying Termination after the first EPS Vesting Date, then, notwithstanding anything herein to the contrary, the Participant shall become vested in the number of EPS-Vested Restricted Shares that would otherwise have become vested on the next applicable EPS Vesting Date, if any, following such Qualifying Termination.
(b)Subject to Section 5, 8,937 shares of the Restricted Stock (the “TSR Performance-Vested Restricted Shares”) shall vest, and have the forfeiture restrictions applicable thereto lapse, in three (3) substantially equal installments with the first installment vesting on the later of certification by the Administrator of the Relative TSR Performance (as defined below) and the first anniversary of the Date of Grant, and the second and third installments vesting on each of the second and third anniversaries of the Date of Grant (each, a “TSR Vesting Date”), subject to the Participant’s continued employment with the Company or any of its Affiliates on each TSR Vesting Date; provided that the actual number of TSR Performance-Vested Restricted Shares that may become vested under the foregoing schedule shall be equal to the product, rounded down to the nearest whole number, of (i) the maximum number of TSR Performance-Vested Restricted Shares multiplied by (ii) the TSR Percentage determined as follows:
1 The EPS Percentage shall be 0% for EPS Performance below the Threshold Performance Level. For EPS Performance between Threshold and Target Performance Levels or between Target and Maximum Performance Levels, the EPS Percentage shall be determined by straight line interpolation between the percentages set forth for such Performance Levels.

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Relative TSR[2]	TSR Percentage
7th vs. Competitors	0.0%
6th vs. Competitors	16.5%
5th vs. Competitors	33.5%
4th vs. Competitors	50.0%
3rd vs. Competitors	66.5%
2nd vs. Competitors	83.5%
1st vs. Competitors	100.0%

Where the TSR Percentage is determined by interpolating the Company’s performance between peers ranked immediately above and below the Company’s performance level; provided, however, that the TSR Percentage shall be capped at 50% if the Company’s absolute TSR over the performance period is negative.
For purposes of this Section 3(b), “TSR” means the appreciation (depreciation) between the per share beginning price and ending price of a relevant company’s common stock for the Company’s 2021 fiscal year (the “TSR Performance Period”) on an applicable securities exchange or interdealer quotation system, plus dividends paid during the TSR Performance Period; provided that the per share beginning price shall be determined using the 20-trading-day average for the averaging period of 20 trading days beginning on the first day of the TSR Performance Period, and the per share ending price shall be determined using the 20-trading-day average for the averaging period of 20 trading days ending on the final day of the TSR Performance Period; provided further, that if for any reason a company’s common stock ceases during the TSR Performance Period to be publicly traded and is no longer listed or quoted on any securities exchange or interdealer quotation system, then the averaging period for determining the per share ending price for such company’s common stock shall be the 20 trading days ending on the final trading date for that company’s common stock.
Notwithstanding anything herein to the contrary, if prior to the first TSR Vesting Date the Participant’s employment with the Company is terminated in a Qualifying Termination or there occurs a Change in Control, then:
(i)In the case of a Qualifying Termination, the Participant shall become vested on the first TSR Vesting Date in the number of TSR Performance-Vested Restricted Shares that otherwise would thereon become vested based on actual Relative TSR for the TSR Performance Period; or
(ii)In the case of a Change in Control (prior to the first TSR Vesting Date), the Participant shall be eligible to continue to vest upon the Change in Control in TSR Performance-Vested Restricted Shares that would be eligible to vest based on actual TSR Performance through of the date of the Change in Control, if determinable; provided that if actual TSR Performance as of the date of the Change in Control is not determinable, the Participant shall be eligible to vest in the number of TSR Performance-Vested Restricted Shares that otherwise would have been earned assuming TSR Percentage of 50% (i.e., Target Level achievement). Earned TSR Performance-Vested Restricted Shares would continue to vest per their normal vesting schedule (i.e., the anniversary of grant date).
2 Relative TSR reflects relative performance compared to the following seven direct competitors: Genco Shipping, Pacific Basin Shipping, Star Bulk Carriers, Diana Shipping, Golden Ocean Group, Safe Bulkers, and Pangaea Logistics Solutions.

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If the Participant’s employment with the Company is terminated in a Qualifying Termination after the first TSR Vesting Date, then, notwithstanding anything herein to the contrary, the Participant shall become vested in the number of TSR-Vested Restricted Shares that would otherwise have become vested on the next applicable TSR Vesting Date, if any, following such Qualifying Termination.
4.Restrictions. The Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture as described in Sections 2 and 3 and until any additional requirements or restrictions contained in this Restricted Stock Award Agreement have been otherwise satisfied, terminated or expressly waived by the Company in writing.
5.Holding Period for TSR Performance-Vested Restricted Shares. If and when any TSR Performance-Vested Restricted Shares become vested under Section 3(b), each such share of Common Stock that is not withheld by the Company to satisfy tax withholding obligations pursuant to Section 11 shall be subject to a mandatory holding period of one year starting on the applicable TSR Vesting Date for such share, and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until the first anniversary of the applicable TSR Vesting Date.
6.Termination of Employment. Except as provided above in Sections 2 and 3, upon the Participant’s termination of employment for any reason, any portion of Restricted Stock which has not vested as of the date of such termination shall be forfeited.
7.Voting; Dividends. The Participant shall have the right to vote the Restricted Stock prior to vesting. Except as provided in Section 1.5(c)(iv) of the Plan, the Participant shall receive payment of dividends with respect to the Restricted Stock; provided, that dividends in respect of the portion of the Restricted Stock that has not vested on or prior to the date dividends are paid shall be accumulated, held back and paid to the Participant if and when such portion of the Restricted Stock becomes vested.
8.Notification of Election Under Section 83(b) of the Code. If the Participant makes an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), the Participant shall notify the Administrator of such election within ten days of filing notice of the election with the U.S. Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.
9.Restricted Stock Award Agreement Subject to Plan. This Restricted Stock Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Restricted Stock Award Agreement and the provisions of the Plan, the provisions of this Restricted Stock Award Agreement shall govern.
10.No Rights to Continuation of Employment. Nothing in the Plan or this Restricted Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate Participant’s employment at any time for any reason whatsoever, with or without Cause.
11.Tax Withholding. The Company shall withhold the amount of applicable withholding taxes by having the Company deduct from any shares delivered upon vesting of the Restricted Stock Award such shares having a value equal to the statutory withholding liability with respect to the Restricted Stock Award. Such shares shall be valued at their Fair Market Value as of the date on

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which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.
12.Governing Law. This Restricted Stock Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of New York applicable to agreements made and to be performed wholly within the State of New York.
13.Restricted Stock Award Agreement Binding on Successors. The terms of this Restricted Stock Award Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
14.No Assignment. Notwithstanding anything to the contrary in this Restricted Stock Award Agreement, neither this Restricted Stock Award Agreement nor any rights granted herein shall be assignable by Participant.
15.Necessary Acts. Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Restricted Stock Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
16.Entire Restricted Stock Award Agreement. This Restricted Stock Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior agreements with respect to the subject matter thereof.
17.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
18.Counterparts. This Restricted Stock Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
19.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the date set forth above.

EAGLE BULK SHIPPING INC.

By: /s/ Frank De Costanzo
Name: Frank De Constanzo
Title: Chief Financial Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Restricted Stock Award Agreement.

PARTICIPANT

/s/ Gary Vogel
_________________________________
Name: Gary Vogel

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